SUBMIT ORIGINAL AND A COPY
TYPE OR PRINT LEGIBLY

Profit Corporation
ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION

Pursuant to the provisions of the New Mexico Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment for the purpose of amending its Articles of Incorporation:

ARTICLE ONE: The name of the corporation is (include NMPRC#): 1030006     Mountains West Exploration, Inc.

ARTICLE TWO: The following articles are amended as set forth here: (identify by article number and attach additional pages if necessary):

  ARTICLE ONE: The name of the corporation is Secured Digital Storage  Corporation.

ARTICLE THREE: (Select the applicable statement, and complete accordingly)

_____ No shares have been issued, and the amendment was adopted by a resolution of the board of directors. The date the amendment was adopted was _______________________.

OR

__✓__ Shares have been issued, and the amendment was adopted by a majority vote of the shareholders entitled to vote.

The number of shares issued at the time of such adoption was         49,999,700         .
The number of shares entitled to vote was         49,999,700         .
The number of shares that voted for the amendment was         29,050,571         .
The number of shares that voted against the amendment was         90,950         .
The date the amendment was adopted was         March 4, 2005        .

ARTICLE FOUR (Complete only if applicable): The manner in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected is as follows:

ARTICLE FIVE: If these Articles of Amendment are not to be effective upon filing with the commission, the effective date is: (effective date may not be more than 30 days subsequent to the date articles are received by the commission)________________________________________________

Date: December 14, 2007	Mountains West Exploration, Inc.
Name of Corporation

	By:	/s/ William M. Lynes
Signature of Authorized Officer
William M. Lynes, Chief Executive Officer